                                                 POWER OF ATTORNEY

     KNOW  ALL MEN BY THESE  PRESENTS,  that the  undersigned,  constitutes  and appoints Phillip S. Gillespie, Mitchell J. Lindauer and Kathleen T. Ives each as my true and lawful attorneys-in-fact and agents, with full power of substitution and  resubstitution,  for me and in my  capacity  as a  Trustee/Director  and/or
Officer  of  Limited  Term  New York  Municipal  Fund,  Oppenheimer  Convertible
Securities Fund, Rochester Fund Municipals, Oppenheimer MidCap Fund, Oppenheimer
Quest Capital Value Fund,  Inc.,  Oppenheimer  Quest  International  Value Fund,
Inc.,  Oppenheimer  Quest Value Fund, Inc. and Oppenheimer Quest For Value Funds
on behalf of  Oppenheimer  Quest Balanced Fund,  Oppenheimer  Quest  Opportunity
Value Fund and  Oppenheimer  Small-  &  Mid- Cap Value  Fund,  to sign on my behalf  any  and  all  Registration  Statements  (including  any  post-effective amendments to  Registration  Statements)  under the  Securities  Act of 1933, as amended,  and the Investment Company Act of 1940, as amended, and any amendments and  supplements  thereto,  any  proxy  statements,  Forms  3, 4 and 5, or other documents  in  connection  therewith,  and to file the same,  with all  exhibits thereto, and other documents in connection  therewith,  with the U.S. Securities and Exchange Commission,  granting unto said  attorneys-in-fact  and agents, and each of them,  full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises,  as fully as to all intents and purposes as I might or could do in person,  hereby  ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 5th day of February, 2007

/s/ John Cannon                              /s/ Lacy B. Herrmann
__________________________________           __________________________________
John Cannon                                  Lacy B. Herrmann

/s/ Robert G. Galli                         /s/ John V. Murphy
___________________________________         ___________________________________
Robert G. Galli                             John V. Murphy

/s/ Thomas W. Courtney                      /s/ Brian Wruble
___________________________________         ___________________________________
Thomas W. Courtney                          Brian Wruble

/s/ David K. Downes                         /s/ Brian W. Wixted
___________________________________         ___________________________________
David K. Downes                             Brian W. Wixted

               /s/ Lisa I. Bloomberg
Witness:       ___________________________________
               Lisa I. Bloomberg, Assistant Secretary